Mine Exploitation Services Cooperation Agreement

This Mine Exploitation Services Cooperation Agreement (hereinafter referred to as “this Agreement”) is entered into by the following parties on 12 September 2012.

Party A: Element Resources International Ltd. (a wholly-owned subsidiary of American yinfu Gold Corporation in Hong Kong)

Registered Address: Room 2611, Langham Place Office Tower, Mong Kok, Hong Kong

Party B: Anqing Wanyu Mining Ltd.

Registered Address: Xiaochun Village, Huigong Township, Zongyang County

WHEREAS:

1.	Party A is an American wholly-foreign-owned enterprise established in Hong Kong, and has the technologies and capabilities of mine exploitation services.

2.	Party B is a limited liability company with domestic capital registered in China, which needs professional mine exploitation services company to provide technical support and services during its operation and management.

Now, therefore, through mutual discussion, both Parties have reached the following agreements:

1.	Technical Consultation and Management Services; Sole and Exclusive Interests

1.1	Within the term of this Agreement, Party A agrees, as the technical consultation and management services provider for Party B, to provide Party B with the relevant technical consultation and management services according to the conditions of this Agreement (for specific content, please refer to Appendix 2) in terms of Niutoushan Copper Ore and Monk Bridge Copper-gold Ore of Zongyang County (hereinafter referred to as “Target Ores”, for information of relevant Mining License and Exploration License, please refer to Appendix 1) which Party B owns the mining authority.

1.2	Party B agrees to accept the technical consultation and management services provided by Party A. Party B further agrees not to accept the same or similar technical consultation and management services provided by any third party for the said business during the term of this Agreement, without the prior written consent of Party A.

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1.3	In respect of any right and interest (including but not limited to the ownership, the intellectual property such as copyright and patent rights, the technical secrets, the commercial confidentiality and others) generated from the performance of this Agreement, no matter that it is self-developed by Party A or developed by Party B based on the intellectual property of Party A, Party A shall be entitled to the sole and exclusive rights and interests.

2.	Technical Consultation and Management Services Costs (hereinafter referred to as the “Consultation and Service Fee”) and Payments

In respect of the technical consultation and management services provided by Party A, Party B shall monthly pay Party A, 35% of the net profit (which is the net amount after deducting the production management costs other than the Consultation and Service Fee payable to Party A from the sales volume) from the sales of mine products produced from Target Ores as Consultation and Service Fee. The rest 65% belongs to Party B, but shall adopt the following adjustments:

(1)	The first RMB 10,000,000 gained from the net profit from the sales of mine products produced from Target Ores shall be paid to Party A by Party B as Consultation and Service Fee;

(2)	On performing this Agreement by both Parties until its term of validity expires (or an other term otherwise agreed to by both Parties), the last RMB 10,000,000 of Consultation and Service Fee that Party A gained shall be returned to Party B.

3.	Obligation of Party B

3.1	For helping Party A provide services, Party B shall take all measures and steps to provide Party A with reasonably necessary assistance and convenience, including, but not limited to allowing Party A to use the existing production, business facilities and machinery equipment of Target Ores for free, in order to help Party A more easily carry out the technical services under this Agreement.

3.2	Party B shall not hire or employ any new employee, or retrain any existing employee to substitute the services provided by Party A under this Agreement without the prior written consent of Party A.

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3.3	Party B shall negotiate with Party A before making any significant business or business decision which may influence the exclusive business and cooperative relationship between both Parties under this Agreement.

3.4	Party B shall at any time faithfully implement any lawful business and technical direction or instruction proposed by Party A, which aims to maintain, promote or improve services provided for Party B, unless such directions or instructions have obvious gross mistakes.

4.	Share Option Arrangements

Party B agrees to grant Party A (or any legal entity or natural person nominated by Party A)the right of purchasing its entire equity at the price of RMB 330,000,000 (hereinafter referred to as “Share Option”) within the term of validity of this Agreement, and written notice shall be delivered to Party B, when such relevant obligee exercises the Share Option; On the date of exercising such Share Option and completion of registering the industrial and commercial change of such equity transfer, this Agreement shall be terminated immediately, except as otherwise agreed in this Agreement.

5.	Intellectual Property and Its Protection

5.1	Party B agrees not to query the right of the technology Party A enjoys, the validity of this Agreement, or implement any act that Party A considers would damage its rights and permission within and after the validity of this Agreement.

5.2	Party B agrees that the intellectual property of any research and development results(regardless of whether they have been developed by Party A solely or by both Parties) gained from exercising this Agreement and/or other agreements signed by both Parties and any rights derived therefrom shall belong to Party A, including but not limited to patent application, software copyright, technical secrets ownership, copyrights of technical files and information as carriers and the ownership of other intellectual property, rights of permission to use and transfer the above-mentioned intellectual property.

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6.	Representation and Warranty

6.1	Party A hereby makes the representation and warranty as follows:

(1)	Party A is a company lawfully incorporated and effectively existing according to the laws of China;

(2)	Party A has taken necessary corporate acts and appropriate authorization as required and obtained the consent and approval of third party and the government departments for signing and performing this Agreement within the scope of power and business of its company, without violating the laws and contract limitations binding on it or affecting it;

(3)	This Agreement constitutes Party A’s legal, valid and binding obligations which are enforceable in accordance with its terms upon being signed.

6.2	Party B hereby makes the representation and warranty as follows:

(1)	Party B is a company lawfully incorporated and effectively existing according to the laws of China;

(2)	Party B has taken necessary corporate acts and appropriate authorization as required and obtained the consent and approval of third party and the government departments for signing and performing this Agreement within the scope of power and business of its company, without violating the laws and contract limitations binding on it or affecting it;

(3)	This Agreement constitutes Party B’s legal, valid and binding obligations which are enforceable in accordance with its terms upon being signed.

(4)	Party B should timely inform Party A of its lawsuits or other disadvantages and make best efforts to prevent loss or any additional similar problems.

(5)	Party B shall neither dispose of Party B’s assets, nor change Party B’s existing equity structure in any form without the written consent of Party A.

(6)	In respect of the exploitation of Target Ores, Party B has handled the formalities of approval, registration and filing process in accordance with the laws, and legally enjoys the right of concessions of Target Ores. The data of reserves registered in the Ministry of Land and Resources in terms of Target Ores are true, complete and accurate.

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(7)	Party B guarantees to keep the legal concession of Target Ores, including but not limited to handling renewal formalities in accordance with the laws before the expiration of relevant Mining License and Exploration License.

7.	Confidentiality Clause

7.1	Party B agrees to endeavour to take various reasonable confidential measures to safeguard the confidential information and data acquired or contacted (hereinafter referred to as the “Confidential Information”) due to accepting Party A’s exclusive technical consultation and services. Party B shall not disclose, give or transfer such confidential information to any third party without the written consent of Party A. In the event of termination of this Agreement, Party B shall return any documents, information or software containing the confidential information to Party A upon Party A’s request, or destroy such confidential information and delete any confidential information from any and all memory devices, and shall not continue to use such confidential information.

7.2	Both Parties to this Agreement agree that this clause shall continue to be effective regardless of the change, dissolution or termination of this Agreement.

8.	Compensation

Party B shall fully compensate Party A for any losses, damages, obligation and/or expenses caused by any lawsuits, claims or other demands against Party A arising from or caused by the contents of the technical consultation and services required by Party B, and Party B shall protect Party A from any damages or losses caused by Party B’s behaviour or caused by any third party’s requirement due to Party B’s behaviour.

9.	Liabilities for Breach

9.1	Save as provided in this Agreement, if a Party does not perform or violates any terms and conditions under this Agreement or violates any undertakings and warranties in Article 6 under this Agreement, the other Party is entitled to ask the non-performing Party or the default Party to compensate for all the losses, damages, costs and expenses of litigation and claims arising therefrom.

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9.2	In the event Party B rescinds this Agreement unilaterally, or violates provisions in Article 2 under this Agreement and causes Party A’s failure to receive the consultation service fees, Party A is entitled to terminate this Agreement and require Party B to pay damages in respect of all the losses suffered. Such amount of damages shall be equal to the balances of the consultation service fees that Party A was entitled to obtain by performing the technical consultation and management services in accordance with this Agreement within the terms and validity of this Agreement.

10.	Effectiveness and Term of Validity

This Agreement is executed on the date first above written and shall take effect as of such date; Unless earlier terminated in accordance with the provisions of this Agreement or relevant agreements made by the Parties, the term of validity of this Agreement shall be 3 years.

11.	Termination

11.1	Unless renewed pursuant to the relevant terms under this Agreement, this Agreement shall be terminated upon the date of expiration hereof, or earlier than scheduled pursuant to other arrangements made under this Agreement.

11.2	During the term of validity of this Agreement, unless Party A commits gross negligence, or a fraudulent act, other illegal act or goes bankrupt, or dissolves or terminates in accordance with the law, Party B shall not terminate this Agreement earlier than scheduled; in the event Party B goes bankrupt or dissolves or terminates in accordance with the law before the expiry date of this Agreement, this Agreement shall be automatically terminated.

12.	Resolution of Disputes

In the event of disputes with respect to the construction and performance of the terms under this Agreement, the Parties to this Agreement shall solve the dispute through friendly negotiation. In the event both Parties fail to reach an agreement or the resolution of such a dispute within 30 days after any Party’s request for resolution of the dispute through negotiation, any Party may submit the relevant dispute to China International Economic and Trade Arbitration Commission for arbitration according to the then effective rules of arbitration. The arbitration shall be conducted in Shanghai, and the language used during the arbitration shall be Chinese. The arbitration ruling shall be final and binding on both Parties to this Agreement.

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13.	Force Majeure

13.1	“Force majeure events” refer to any events beyond the reasonable control of either Party, and the occurrence of which remain inevitable despite the reasonable attention of the Party thus affected, including but not limited to government behaviour, acts of God, fire, explosion, storm, flood, earthquake, tidal wave, lightning or war. However, insufficient information, funds or financing shall not be deemed the events beyond the reasonable control of either Party. The Party affected by “force majeure events” in pursuit of exemption from performing the responsibility under this Agreement shall inform the other Party as soon as possible of such exemption from responsibility and the steps required to be taken for completing the performance.

13.2	In the event that the performance of this Agreement is delayed or obstructed by “force majeure” defined as above, the Party affected by force majeure shall not be held for any responsibility under this Agreement within the scope of being delayed or obstructed. The Party affected by force majeure shall take appropriate measures to minimize or eliminate the effect of “force majeure”, and shall endeavour to resume the performance of the obligations delayed or obstructed by “force majeure”. Once the force majeure event is eliminated, the Parties to this Agreement agree to try their utmost to resume the performance under this Agreement.

14.	Severability of Agreement

In the event that any clause under this Agreement is invalidated or not enforceable due to inconsistency with the relevant laws, then the clause concerned shall be invalidated or unenforceable within the governing scope of the relevant laws and shall not affect the legal effects of other clauses of this Agreement.

15.	Amendment and Supplement of Agreement

The Parties shall amend and supplement this Agreement by means of written agreement. The amendment and supplement to this Agreement duly signed by the Parties shall form the integral part of this Agreement, with equal legal effect as this Agreement.

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16.	Governing Laws

This Agreement shall be governed by the laws of China and performed and construed in accordance with the laws of China.

17.	Others

17.1	In respect to any matter not covered within this Agreement, the Parties agree to solve it in the form of supplementary agreements. Any supplementary agreement related to this Agreement shall form an inseparable part of this Agreement, with equal legal effect as this Agreement.

17.2	Any part’s failure to be valid shall not affect the legal effect of other parts of this Agreement.

17.3	The execution, construction, performance and the resolution of disputes of this Agreement shall be governed by the laws of China.

17.4	Any appendix to this Agreement is an inseparable part of this Agreement, with equal legal effect as this Agreement.

17.5	This Agreement is written in Chinese in two original copies, each Party having one original copy with equal legal effect.

17.6	In witness herewith, the Parties have had their authorized representatives sign this Agreement on the date first above mentioned.

[No Text Below]

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[This page is the signature page of Exclusive Technical Consultation and Management Services Agreement. There is no formal text.]

IN WITNESS WHEREOF, this Agreement is signed by the Parties on the first above written date hereof.

Party A: Hong Kong Element Resources International Ltd. (Seal)

Legal Representative:	/s/ Zhai Weiping
Name:	Zhai Weiping
Signed on:	September 12, 2012

Party B: Anqing Wanyu Mining Ltd. (Seal)

Legal Representative:	/s/ Yang Peigen
Name:	Yang Peigen
Signed on:	September 12, 2012

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Appendix 1: Information List of Target Ores

Mining License 1:

Certificate Number: C3400002010033210058663

Mining-right Owner: Anqing Wanyu Mining Ltd.

Address: Xiaochun Village, Huigong Township, Zongyang County, Anqing City

Mine Name: Niutoushan Copper Ore of Zongyang County

Mining Minerals: copper ore, silver ore

Mining Mode: underground mining

Scale of Production: 80,000 tons per year

Mining Area: 1.84 square kilometres

Term of validity: from 11 March 2010 to 11 March 2013

Mining License 2:

Certificate Number: C3400002009023210004108

Mining-right Owner: Anqing Wanyu Mining Ltd., Monk Bridge Copper-gold Ore of Zongyang County

Address: Guanqiao Town, Zongyang County

Mine Name: Monk Bridge Copper-gold Ore of Zongyang County

Mining Minerals: copper ore, gold ore

Mining Mode: underground mining

Scale of Production: 50,000 tons per year

Mining Area: 0.7316 square kilometres

Term of validity: from 15th February , 2012 to 15 February 2015

Exploration License:

Certificate Number: T34120090702032456

Exploration-right Owner: Anqing Wanyu Mining Ltd.

The Address of Exploration-right Owner: Xiaochun Village, Huigong Township, Zongyang County, Anhui Province

The Name of the Exploration Project: the Detailed Exploration of Monk Bridge Copper-gold Ore of Zongyang County, Anhui Province

Geographic Location: Monk Bridge of Zongyang County Area, Anhui Province

Map sheet Number: H50E008013

Exploration Area: 1.28 square kilometres

Term of validity: from 31 August 2011 to 31 August 2013

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Appendix 2: The Contents List of Technical Consultation and Management Services

Party A shall exclusively provide technical consultation and management services of mine exploitation related to Target Ores to Party B, including the comprehensive solution of Target Ores’ exploitation, the implementation of such solution, and the operation and maintenance services of Target Ores equipment. Such services include but not limited to:

(1)	Studying and developing relevant technologies required for the exploitation of Target Ores, and permitting Party B to use them;

(2)	Offering relevant technical application and implementation for the operation of Target Ores’ exploitation, including but not limited to the overall design scheme of the system, and the installation, debugging and test run of the system;

(3)	Recruiting and training the relevant technical and labour workers by itself in respect of the technical consultation and management services provided by Party A in accordance with this Agreement;

(4)	Solely serving as the agent for the sales work of the minerals output from Target Ores, and the price shall be based on the prevailing market price;

(5)	According to Party B’s operation requirements, providing other technical services and management consultation, such as the cost control, risk management and market analysis.

(6)	Providing other relevant technical and consultation services at Party B’s requests from time to time.

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